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Exhibit No. 10.4.1  Telecommunications Services Agreement between Registrant and
                    Riverplace II Joint Venture (Riverplace Development)

   Certain information in this exhibit has been omitted pursuant to Rule 406 of the Securities Act. Omitted information is designated by "*".

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                          FIRSTLINK COMMUNICATIONS, L.L.C.

                       TELECOMMUNICATIONS SERVICES AGREEMENT

This Telecommunications Services Agreement ("Agreement") is entered into as of January 18th, 1995, by and among FirstLink Communications, LLC, an Oregon limited liability company ("FirstLink"), and Riverplace II Joint Venture, an Oregon general partnership, and TCR #520 Riverplace Limited Partnership, a Texas limited partnership (collectively referred to as "Owner").

     1. PROPERTY. The 108-unit multi-family residential rental complex and commercial units known as the Existing RiverPlace Development, located at 308 SW Montgomery, Portland, Oregon, and the adjacent 182-unit multi-family residential rental complex and commercial units currently under construction known as the New RiverPlace Development located at 2001 SW River Drive, Portland, Oregon (the "Property").

     2.   GRANT OF RIGHTS

     (a) Owner grants FirstLink the sole and exclusive right, except as otherwise provided in this Agreement, to provide Telecommunication Services to residents of the Property. "System" shall mean all electronic devices, cable, wire, hardware, software and other material used or necessary to transmit and
receive Telecommunication Services.    "Telecommunication  Services"  means
two-way voice and data communications, telephone service, multi-channel cable television, video on demand, audio on demand, voicemail, data services, security systems, and other means of two-way communication distribution, whether now existing or hereafter developed as between the Property and the local and/or long distance telephone networks or other outside distributor of these and other services. Telephone services shall include local calling, long distance, and enhanced features such as voicemail, call waiting, distinctive ringing, speed dialing, wake-up service, restricted dialing, account codes, custom phone number, unlisted phone number, unpublished phone number, and no solicitation. Cable television services will include all services currently offered by TCI Cablevision of Oregon, Inc., ("TCI") to its west Portland residential customers FirstLink agrees to make available to the residents at the Property within 120 days after the introduction thereof to the market by FirstLink, TCI, or others any and all new services that become available in the west Portland cable television franchise area. FirstLink will ensure that the quality of the Telecommunications Services and the features available through the Telecommunications Services are comparable to or exceed Portland area telecommunications standards.

     (b) In consideration of the substantial investment made by FirstLink in the System, Owner agrees that it will not grant access to the Property to any person or

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entity, other than FirstLink, for the purpose of providing Telecommunication
Services, except for the local telephone company (who shall have the right to provide both local and long distance service, including long distance service through AT&T, MCI, Sprint, or other carriers) and, in the case of service for the Existing RiverPlace Development, the Property's existing service providers (including TCI Cable) and except as required by law or otherwise allowed by this Agreement.

     3. SYSTEM EXPENSES. ACCESS. Other than as set forth herein, FirstLink shall bear all expenses to install, operate, maintain, and repair the System and to upgrade the System Site as necessary to accommodate the System. Owner shall, at Owner's expense and cost, provide electrical power to the System and a System Site. For the purposes of this Agreement, "System Site" shall mean a secure space to house FirstLink's System equipment, which shall consist of a rent-free, locked room. Renovation of System Site is the responsibility of FirstLink.
Owner will not be responsible for any disruption in electrical supply or for unauthorized entry to the System Site or damage to FirstLink equipment resulting therefrom. Owner hereby grants FirstLink and its authorized personnel access to the Property for any reasonable purposes related to this Agreement including the installation of the System in accordance with plans and specifications provided to and approved by Owner. FirstLink shall not install any equipment, cabling or wiring or make any modifications to the Property unless Owner has first approved in writing the plans and specifications for such equipment, cabling wiring, or such modification. Owner grants specific rights to FirstLink to use any existing coaxial and twisted pair cabling in the Property, but all such items shall remain the property of Owner. FirstLink will provide Owner access to the System Site on notice of twenty-four (24) hours.

     4. TERM. The term of this Agreement shall be * years from the date hereof. The original term will automatically be renewed for up to * additional periods of * years each on the same terms and conditions unless either party otherwise notifies the other in writing at least 180 days prior to the end of the original term or the first renewal term, as applicable. FirstLink shall conduct a performance appraisal meeting with Owner prior to expiration of the 180 day notice period and shall remind the Owner of the Owner's option not to renew the term by a written notice delivered to Owner not more than 90 days and not less than 30 days before the last day for Owner to exercise its option not to renew; the time for Owner's notice of election not to renew will be extended day-for-day for each day that such reminder from FirstLink is late.

     5. INSTALLATION. FirstLink shall install the System as soon as practicable but in no event shall FirstLink be required to complete installation sooner than six (6) weeks from signing of this Agreement. In installing the System, FirstLink shall maintain a schedule consistent with Owner's schedule for construction of the New RiverPlace Development and completion of units (which FirstLink acknowledges it has reviewed).

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In all events, Telecommunications Service will be available to each residential unit in the New RiverPlace Development by the time that Owner makes such unit available for occupancy. Telecommunication Service will be available in the Existing RiverPlace Development no later than February 1, 1995, except as provided above. The installation shall be in accordance with the plans and specifications approved by Owner and shall meet or exceed industry standards for shared tenant service providers. FirstLink shall use only qualified, experienced subcontractors in installing the System, and FirstLink shall replace any subcontractor if Owner objects to the quality of the work that the subcontractor is performing. FirstLink shall replace any work that is found to be sub-standard or not in accordance with the approved plans and specifications. FirstLink will coordinate schedules so that it and its contractors do not interfere with Owner's overall construction activity. FirstLink will pay for all costs associated with the installation of the System, including interconnection of the Existing and New RiverPlace Developments. Immediately upon execution of this Agreement, FirstLink will provide Owner with a letter of credit or bond in the amount of $30,000 to secure payment of such costs. FirstLink will also indemnify Owner for its failure to pay FirstLink contractors or subcontractors. FirstLink may subcontract activities related to the installation of the System, but shall be responsible for any and all acts and/or omissions by any subcontractor. Within 30 days after installation of the System is completed, FirstLink shall provide Owner with a statement showing the cost of the System in reasonable detail.

     6. OWNERSHIP AND CHARACTER OF THE SYSTEM. Except as otherwise stated herein (including in Section 3), the System, including any alterations and attachments, shall at all times remain the sole property of FirstLink. It is the intention of the parties that every component of the System installed by FirstLink, shall retain its character as personal property following the installation of the System on the Property, and shall not be deemed to be a fixture constituting a part of the Property. No part of the System owned by FirstLink shall be or become subject to any mortgage, deed of trust or lien upon the Property. FirstLink shall not grant or allow any lien to exist against the System without Owner's prior approval. At the end of the term of this Agreement (regardless of how termination comes about), all wiring, cabling, jacks, conduit, equipment, and other components of the System except any telephone switch and other communications equipment installed by FirstLink at the System Site that is not part of the residential telephone distribution network shall become the property of Owner without any further action of FirstLink, Owner or any other person. The residential telephone distribution network is deemed to begin at the tenant termination block within the System Site. FirstLink may remove any telephone switch or other communications equipment it has installed within the System Site which is not part of the residential distribution network; FirstLink may not otherwise remove any component of the System (except worn or obsolete components that are replaced with like or better components) without Owner's consent. If the term of this Agreement is terminated during the first seven years because of Owner's default, Owner will pay FirstLink within 30 days after written

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demand an amount equal to the adjusted book value of the residential telephone distribution network (excluding any capitalized operating deficits) assuming amortization of cost on a straight-line basis over a seven-year term. FirstLink will provide documentation of original wiring costs.

     7. SERVICE TO TENANTS. FirstLink shall provide Telecommunication Services offered through the System to each resident requesting them. FirstLink's obligation to provide or continue Telecommunication Services shall be contingent on the resident paying service charges and meeting other reasonable requirements as are established by FirstLink from time to time. Residents ejecting to receive Telecommunication Services offered by FirstLink shall do so through the execution and delivery to Owner or FirstLink of a Tenant Services Agreement in the form provided, from time to time, from FirstLink to Owner (which agreement shall clearly state that Owner is not responsible for the System or its operation or any activities of FirstLink). FirstLink shall submit its Tenant Service Agreement to Owner prior to distribution to tenants, and FirstLink will obtain Owner's approval of the form before using it with residents. Owner shall promptly provide to FirstLink any Tenant Service Agreements executed by tenants that are delivered to Owner. Residents requesting Telecommunication Services shall be charged and billed individually for connection to the System and for service at standard rates established solely by FirstLink from time to time unless prohibited by applicable law or regulation. FirstLink will provide consolidated billing for telephone, cable television, and security services. FirstLink shall be solely responsible for invoicing, collections and bad debts related to provision of Telecommunication Service to residents. Owner will not be responsible for non-payment by tenants or other subscribers for Telecommunications Services. FirstLink's rates for Telecommunications Services will be at or below generally prevailing rates charged by other service providers in the market in which the Property is located. FirstLink guarantees unconditionally to return a resident to his or her original service provider for any reason at any time.

     8. REVENUE SHARING. Owner shall be entitled to revenue sharing as described in Exhibit A.


     Should the parties renegotiate and agree, prior to the end of the initial * year term, to extend the contract for an additional * year period then the revenue sharing percentage contained in Exhibit B shall apply.

     FirstLink will provide revenue sharing to Owner on all gross receipts generated by local and long distance telephone services and basic and expanded cable television services, including HB0, Showtime, Disney, The Movie Channel, STARZ, and ENCORE.

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     All revenue sharing payments will be paid quarterly in arrears, within
15 days after the end of each calendar quarter, based on the average penetration during the preceding calendar quarter. Penetration is defined to mean (i) for cable television, the number of residential units for which the residents subscribed to FirstLink's cable television service divided by the total number of residential units in the Property and (ii) for telephone, the number of lines to residential units connected to FirstLink's telephone service divided by the total number of residential units in the Property. (Although commercial users are not taken into account in determining penetration, revenues from commercial service will be included in the revenue base for determining Owner's revenue sharing.) Average penetration is defined as the average of the penetration on the first day of the quarter and the penetration on the last day of the quarter.

     A * bonus will be paid to Owner for signing up each existing resident at the Existing RiverPlace Development for both telephone and cable television service and for signing up the first resident to lease each new unit in the New RiverPlace Development to both telephone and cable television service. On
an ongoing basis, Owner will be paid a monthly incentive of   * if telephone
penetration exceeds * percent, *  if   telephone penetration exceeds *
percent and * if telephone Penetration exceeds * percent. Such incentive payments will be due within 15 days after the end of each calendar quarter. All such incentive payments will be considered a deduction from gross receipts prior to the revenue sharing percentages.

     Owner shall have the right to inspect FirstLink's records and, if it so elects, to conduct an audit thereof to verify that the amounts paid to it pursuant to this Section 8 are correct. If any such audit discloses that Owner has been underpaid, FirstLink shall, within ten (10) days after demand, pay the Owner the balance with interest at ten percent (10%) per annum calculated from the date that payment should have been made. In addition, if any such audit discloses that Owner has been underpaid by more than five percent (5%) for any year, FirstLink shall reimburse Owner for the cost of the audit.

     Owner's participation through revenue sharing and Incentives is not intended to make Owner and FirstLink partners. FirstLink is an independent contractor and has no relationship with Owner other than as an independent contractor.

      9.  ADDITIONAL OBLIGATIONS OF FIRSTLINK.

     (a) FirstLink shall provide 24-hour customer service seven days a week. Routine repair services shall be performed by FirstLink during its normal working hours. FirstLink will respond to a service problem within four (4) hours from notification of service problem and will provide alternate means of service pending correction of the problem if repairs are not effected immediately. Any telephone faults which are System wide (defined as two (2) or more customers experiencing the same fault) will be

                                 Page 5
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addressed within one hour. A technician shall arrive at the Property to commence maintenance services promptly after request by a customer or Owner.

     (b) FirstLink shall provide a comprehensive marketing program including marketing materials, sales support and sales training.

     (c) FirstLink shall provide training to Owner's staff to enable staff to perform the duties specified in Section 10(b).

     (d) FirstLink shall repair or replace any damage to the Property resulting from installation, operation, or removal of the System or any other acts by FirstLink or any defect or malfunction in the System to the satisfaction of the Owner and restore Property to its original condition.

     (e) FirstLink shall comply with all applicable regulatory requirements relating to the provision of the Telecommunication Services provided by FirstLink as may be in effect from time to time.

     (f) FirstLink shall maintain the System (including any portion of the System owned by Owner other than equipment described in (g) below) in good order, condition and repair.

     (g) FirstLink will provide Owner with business Telephone Services at the Owner's leasing office and community room, at discounted commercial rates below those being offered by US West. Owner will pay the installation costs for providing such business Telephone Services and will provide, at its own cost, all necessary ancillary hardware such as keysets and operator consoles for the dedicated use of the Owner; such costs will be reasonable and reflect customary installation charges for business telephone systems.

     (h) FirstLink shall pay all taxes resulting from the ownership or operation of System and Telecommunication Service.

     (i) FirstLink will provide a dedicated channel for an Owner information service. Owner will be responsible for the programming of the digital information service, after adequate training on its use, which will be provided by FirstLink without charge. FirstLink will convert Owner's existing personal computer for use as the digital information service for the dedicated Owner information channel at the Property. If this is not possible, FirstLink will provide the necessary equipment.

     (j) FirstLink shall install network facilities for personal computer applications within the New RiverPlace Development and for easy access to Internet gateways.

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 6

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These facilities will be capable of delivering local area network services, ISDN
(integrated Digital Service Network) services, and desktop video conferencing services.

     (k) FirstLink will identify a security vendor acceptable to Owner. The security vendor will pay for all security wiring, cameras, and related security equipment, or FirstLink will cover the portion of installation costs the vendor is unwilling to assume. The vendor will be selected based on its willingness to assume those costs and its ability to meet the following requirements:

          1. All first and second story doors and windows monitored for the New RiverPlace Development.

          2. A "panic button" available in the master bedroom for the New RiverPlace Development.

          3. The security provider is of good business reputation and carries a minimum of $1 million in liability insurance.

          4. The security provider provides a direct indemnity and coverage under liability insurance to the Owner, its partners and affiliates and Owner's lender.

     While Property is under construction, all dwellings will be installed with complete wiring, door and window switches, and finish trim places for key pad at the expense of FirstLink or the security vendor. Upon occupancy and at the resident's request, FirstLink will complete the installation of the alarm system including Central Processing Unit, siren, and key pad. FirstLink will establish monthly subscription rates for monitored alarm service, such rates to be usual and customary. Final installation of alarm system will take place within five
(5) working days of the resident's request. The security system will be installed in accordance with plans and specifications approved by Owner, and all wiring, cabling, equipment and other components of the security system will become the property of Owner when installed. The security system will come with a warranty on parts and workmanship provided by the security vendor for the longer of two years or so long as the security system is in use.

     (l) FirstLink will pay for and install at the Existing RiverPlace Development a video security system which will be comprised of five (5) video cameras combined on a single video channel. This channel will be displayed on the in-house cable system of the Existing RiverPlace Development A separate video recorder will be provided to record images from the five (5) cameras at the Existing RiverPlace Development. FirstLink will provide up to * for channel equipment to place the security cameras on the dedicated in-house monitoring channel. The in-house monitoring channel will be

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 7

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available without charge to all units subscribing to cable television service and is provided as a convenience to subscribing residents.

     (m) FirstLink shall install an average of four (4) telephone outlets in each apartment for the New RiverPlace Development; such locations to be determined by Owner.

     (n) FirstLink shall install an average of four (4) twisted pair wires and a total of one (1) coaxial cable to each apartment for the New RiverPlace Development; actual number of twisted pair per unit for each specific unit will be mutually agreed.

     (o) FirstLink will provide Owner with a customer list each month (the list as of the end of a month being due by the 15th day of the following month). FirstLink also shall provide Owner with a wiring diagram promptly upon completion of the installation of the System.

     (p) FirstLink shall comply with Owner's policies relating to entry into residents' units and Owner's security regulations.

     10.  OBLIGATIONS OF OWNER.

     (a) Owner shall make the System Site available on a rent-free basis to FirstLink during the term of this Agreement. The System Site is located as depicted on Exhibit C attached hereto. FirstLink shall have twenty-four hour, seven day a week exclusive access to the System Site, and Owner's employees and agents shall not be granted access without FirstLink's permission.

     (b) Owner shall use reasonable efforts to encourage its staff; agents and representatives to encourage and promote the use of the Telecommunications Services to residents and prospective residents as part of the amenities at the Property. Owner consents to FirstLink's use of incentives and incentive programs with Property management personnel, leasing staff and other Property personnel for the purpose of promoting the System and Telecommunication Services provided through the System, subject to Owner's approval. Owner's staff will present the telecommunications service agreement and related information to prospective tenants.

     (c) Owner shall promptly provide to FirstLink requested specifications on the Property, such as wiring schematics and/or building diagrams, and provide general information on leasing activity (of a non-confidential nature) to assist FirstLink in its sales efforts and other information reasonably necessary to enable FirstLink to comply with governmental or Oregon Public Utility Commission rules. All information provided to FirstLink by Owner shall remain confidential and shall not be made available to anyone other than FirstLink and its employees and agents. FirstLink shall not sell any

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 8

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information (including customer lists) obtained by it in connection with its activities pursuant to this Agreement.

     (d) Owner shall cooperate with FirstLink in obtaining permits, consents, licenses and any other requirements which may be necessary for FirstLink to install and operate the System and furnish the Telecommunications Services; provided that FirstLink shall pay all reasonable costs of the Owner associated therewith (except that Owner will pay installation costs as described in Section 9(g)).

     (e) Owner shall provide reasonable access to the Property to FirstLink and its employees and agents to enable FirstLink to perform the activities contemplated by or necessary under this Agreement including access for the purpose of soliciting customers. FirstLink shall submit all advertising brochures and other solicitation materials and programs to Owner and shall not distribute any of such brochures or other materials or implement any such program until Owner has approved the same. All material and programs will be deemed to be approved within ten (10) working days of submission if Owner has not responded. FirstLink shall comply with all applicable truth-in-advertising and debt collection laws in its dealings with residents at the Property and prospective residents. FirstLink shall not make direct solicitation to residents without prior approval from Owner authorizing such contact and the content of the solicitation, which approval may be withheld by Owner in its discretion.

     (f) Owner shall pay to FirstLink the sum of * toward the cost of bulk cable television service to the 108 units of the Existing RiverPlace Development. Such payment is due before January 15, 1995. Based on this payment, FirstLink will provide free expanded basic cable television service for a period of one (1) year through December 31, 1995, to all residents in place at the Existing RiverPlace Development as of January 1, 1995, whether or not the resident subscribes to other FirstLink service. As new residents occupy units following January 1, 1995, they will be offered cable television at retail rates and revenue resulting from those residents will be subject to revenue sharing with Owner as provided in Section 8.

     11. INSURANCE. FirstLink shall carry and maintain commercial general liability insurance (either through primary coverage policies or umbrella policies) of $3,000,000 and automobile liability insurance in the amount of $1,000,000 both on an occurrence basis naming Owner, its partners and affiliates and Owner's lender as additional insured covering personal injury and property damage that may be caused by the System or FirstLink or its employees or agents including the security system vendor. Owner and FirstLink each waive any right of recovery against each other for any loss that is covered by insurance upon or relating to the Property or the System to the extent of the actual proceeds received by waiving party; provided that this provision does not limit FirstLink's liability under Section 15. In addition, FirstLink shall carry workers compensation insurance as required by law FirstLink shall provided Owner with a

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 9

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certificate of insurance simultaneously with execution of this Agreement and ten
(10) days prior to each renewal date. All insurance coverage must provide for 30 days prior notice to Owner before any cancellation, change, or non-renewal, and all certificates of insurance shall so specify.

     12.  TERMINATION OF THE AGREEMENT.

     (a) The term of this Agreement may be terminated by either party if there has been a material breach of the terms of this Agreement by the other party and if within forty-five (45) days for non-monetary breaches and ten (10) days for monetary breaches after receiving notice of such breach from the party seeking to terminate, such breach has not been cured.

     (b) FirstLink may terminate the term of this Agreement, or discontinue the provision of any Telecommunications Services provided hereunder, if in the sole discretion of FirstLink, it ceases to be feasible for legal or regulatory reasons to provide Telecommunications Services to the Property; provided that FirstLink provides forty-five (45) days written notice to Owner.

     (c) Owner may terminate the term of this Agreement if Telecommunication Services provided by FirstLink, compared to those provided by other suppliers in the Portland-area market, places Owner at a competitive disadvantage, or if FirstLink rates exceed those of other service suppliers in the market in which the Property is located, or if FirstLink fails to provide maintenance and repair service on a prompt basis. Owner also may terminate the term of this Agreement if FirstLink allows any lien to attach against the Property, or if FirstLink fails to pay any of its contractors, subcontractors or suppliers (including suppliers of bulk telephone or cable television service) when and as due, or if FirstLink seeks protection under any bankruptcy, insolvency or similar law, or generally fails to pay its debts when due, or has a receiver, trustee, liquidater or similar official appointed for it or a substantial part of its property.

     (d) Any termination of the term of this Agreement shall be effective as of the date notice of termination is given, but FirstLink shall continue to provide Telecommunications Services until the earlier of (i) the date on which all FirstLink customers at the Property are provided Telephone Service from another source or (ii) ninety (90) days from the date notice of termination is given. The provisions of this Agreement necessary for such continued services shall remain effective.

     (e) Upon termination of this Agreement for any reason and completion of FirstLink's continued service obligations under Section 12(d), FirstLink, or any designee of FirstLink, including without limitation, any party providing financing to FirstLink, shall have the right, after providing Owner with written notice of at least forty-five (45) days, without further demand, to enter upon the Property and to dismantle and remove or

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 10

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render inoperative any and all equipment that FirstLink is entitled to remove pursuant to Section 6. FirstLink shall repair all damage to the Property from the dismantling and removal of System components. If FirstLink fails to remove any System component to which it is entitled within 45 days after the termination of this Agreement, FirstLink shall be deemed to have abandoned the component.

     (f) Owner (or its successor in interest) may terminate this Agreement in connection with a sale of the Property (or, if the Property is sold in pieces, as to any portion sold) if the buyer is unwilling to assume this Agreement. Such termination option must be exercised within 90 days after the sale is completed. If the Agreement is terminated pursuant to this paragraph (f), Owner (or its successor in interest) shall pay FirstLink, within 30 days after demand by FirstLink, an amount equal to the sum of (i) the adjusted book value of the residential telephone distribution network, excluding any capitalized operating deficits (or the portion of such cost attributable to the portion of the Property that is sold), assuming amortization on a straight-line basis over a * term, plus (ii) an amount equal to (A) * of the net operating income for the * latest full calendar months preceding the termination date multiplied by (B) the number of calendar months then-remaining in the term of this Agreement. For such purpose, net operating income is the total revenues from the System collected by FirstLink less operating expenses of the System. Total revenue will be calculated (i) during the first * years of the term of this Agreement, by using the penetration ratio for the System and revenues actually collected by FirstLink from units serviced through the System and extrapolating to what revenues would be at 95 percent occupancy and (ii) after the first * years of the term of this Agreement, by using revenues actually collected by FirstLink for the System. Revenue sharing and incentives paid to Owner pursuant to this Agreement are operating expenses of the System. Amortization and depreciation charges for the cost of the System also are an operating expense and will be expensed for purposes of this provision on a straight-line basis over the initial * year term of this Agreement.

     13. ASSIGNMENT OF THE AGREEMENT. This Agreement and the rights hereunder may be assigned by FirstLink to any party acquiring all or substantially all of the assets of FirstLink, provided that (i) the assignee has three year's experience in providing shared tenant services for both telephone and cable television or, alternatively, hires FirstLink to manage the System, (ii) the assignee has a net worth at least equal to FirstLink's net worth. and (iii) the assignee's involvement with the System does not cause a conflict of interest or an ERISA violation for the Owner or its partners. Alternatively, the Agreement may be assigned by FirstLink to any FirstLink subsidiary so long as FirstLink agrees in writing that it shall remain liable for all obligations arising under this Agreement. FirstLink may also assign this Agreement to any lender providing financing to FirstLink; provided that such assignment shall not relieve FirstLink from its obligations hereunder and that lender agrees to undertake FirstLink's obligations hereunder if it exercises any of its remedies. FirstLink may pledge its right

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 11

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to receive any payments hereunder to any lender providing financing to
FirstLink. In connection with a sale or disposition of the Property, Owner shall require any subsequent owner of the Property to assume this Agreement and the rights and obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement. Other than as specifically provided herein, neither FirstLink nor Owner may assign this Agreement without the written consent of the other, consent not being unreasonably withheld.

     14. OWNER WARRANTIES: INFORMATION. Owner warrants that (i) it has full power and authority to grant to FirstLink the exclusive rights set forth in this Agreement, (ii) no party holds any rights or interests with respect to the Property that conflict with any rights or interests that Owner grants to FirstLink under this Agreement (except any lien against the New RiverPlace Development held by the Owner's construction lender); (iii) the Property is not presently part of bankruptcy proceeding, foreclosure action, or deed in lieu of foreclosure transaction; (iv) Owner has not been notified that it is in default of any mortgages or other encumbrances on the Property; and (v) no purchase contracts presently exist as to the Property (except any agreement between the parties comprising Owner).

     15. FIRSTLINK WARRANTY. FirstLink warrants that (i) it will comply with all laws and licensing requirements concerning the installation and operation of the System; (ii) the financial statements provided to Owner are accurate; and
(iii) FirstLink has not been involved in litigation pertaining to the operation of services comparable to those described in this Agreement.

     16. INDEPENDENT CONTRACTOR. FirstLink shall be and is an independent contractor, and Owner shall not control or direct the details and means by which FirstLink performs its duties under this Agreement. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture.

     17. EMERGENCY CALLS. FirstLink shall ensure that all 911 calls automatically transmit the resident's phone number, name, and address (including apartment number) to the emergency authority.

     18. INDEMNIFICATION. FirstLink and Owner hereby each agrees to indemnify, defend and hold the other (and the other's officers, directors, owners, employees, and agents) harmless from and against all claims, losses and liabilities in any way relating to, growing out of, or resulting from a material breach of its obligations under this Agreement

     FirstLink agrees to indemnify, defend and hold harmless Owner and Owner's partners and affiliates and their respective employees and agents from and against all

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 12 damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) resulting from claims made or causes of action asserted by third parties (including, without limitation, residents of the Property) arising out of or relating to (i) the performance by FirstLink (or its contractors, subcontractors, employees, or agents) under this Agreement, including damage to the Property or property of tenants caused by FirstLink (or its contractors, subcontractors, employees or agents) while on or about the Property, (ii) the provision of Telecommunications Services; (iii) compliance of FirstLink and/or the System with applicable laws and regulations; (iv) infringement upon patents, copyrights, and other intellectual property rights; (v) any act or omission by FirstLink or its contractors, subcontractors, employees, or agents with third-parties (including residents of the Property), including advertising or other solicitations and attempts to collect delinquent accounts; and (vi) defects in the System or any malfunction of the System.

     FirstLink shall promptly advise Owner in writing of any action, administrative or legal proceeding or investigation as to which its indemnification may apply, and FirstLink at FirstLink's expense, shall assume on behalf of Owner and the other indemnitees and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Owner, provided, however, that any indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection. In the event of failure by FirstLink to fully perform in accordance with this indemnification provision, Owner, at its option, and without relieving FirstLink of its obligations hereunder, may so perform, but all costs and expenses so incurred by Owner in that event must be reimbursed by FirstLink to Owner, together with interest, from the date any such expense was paid by Owner until reimbursed by FirstLink, at the rate of interest provided to be paid on judgments by the law of the jurisdiction to which the interpretation of this Agreement is subject. FirstLink's indemnification will not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation acts, disability benefit acts or other employees' benefit acts. The provisions of this
Section 18 apply to all activities of FirstLink with respect to the Property, whether occurring before or after the date of this Agreement and before or after any termination of this Agreement.

     Except for loss or damage to the System to the extent caused by the gross negligence or willful misconduct of an indemnitee the indemnitees shall never be liable in any manner to FirstLink for any injury to or death of persons or for any loss of or damage to the property of FirstLink, its employees, agents, customers, invitees, licensees, or others (whether such loss or damage is occasioned by casualty, theft, or any other cause of whatsoever nature), even if due in whole or part to the condition of the Property or the sole or concurrent negligence of the indemnitees or any one of them and FirstLink hereby waives and relinquishes forever any such claims it might have against the indemnitees now or in the future. In no event shall the indemnitees ever be liable in any manner to FirstLink or any other party as a result of the acts of omissions

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 13 of FirstLink, its agents, employees, contractors, customers, invitees, licensees, or others, and FirstLink hereby waives and relinquishes forever any such claims it might have against the indemnitees now or in the future. All personal property of FirstLink upon the Property and any of FirstLink's property affixed or attached to the Property shall be at the sole risk of FirstLink.

     Except as specified in the immediately preceding paragraph, no party will have any right or claim against any indemnitee for any property damage (whether caused by negligence or the condition of the Property or any part thereof), except as otherwise specified in this paragraph by way of subrogation or assignment, and FirstLink waives and relinquishes any such right. To the extent FirstLink chooses to insure any of FirstLink's personal property upon the Property or any of FirstLink's property affixed or attached to the Property, FirstLink shall cause its insurance carrier(s) to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise in favor of the indemnitees and provide a certificate of insurance verifying this waiver.

     19. VENUE AND JURISDICTION. The parties agree that venue and jurisdiction for any disputes or controversies arising hereunder shall be exclusively reserved to the courts of Multnomah County, Oregon, except for any matters of federal jurisdiction, which shall be reserved to the United States District Court for the District of Oregon.

     20. FORCE MAJEURE. If the performance of any of the obligations under this Agreement is interfered with by any reason or any circumstances beyond the reasonable control of the parties, including, but not limited to, fire, earthquake, storm, volcanic eruption, explosion, power failure or power surge, acts of God, war, revolution, civil commotion, or requirement of any government or legal body or any representative of any such government or legal body, labor unrest, including but not limited to, strikes, slowdowns, picketing or boycotts, then the parties shall be excused from performance on a day-by-day basis to the extent of such interference; provided that FirstLink shall be responsible for compliance with all laws and regulations existing on the date of this Agreement, notwithstanding this Section 20.

     21.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties and may not be modified, amended or changed except by written instrument signed by duly authorized executives of both parties.

     (b) WAIVER. The failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance or to claim a breach with respect thereto.

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 14

     (c) GOVERNING LAW. The rights and obligations of the parties and all interpretations and performances of this Agreement shall be governed in all respects by the laws of the State of Oregon.

     (d) NOTICES. Any notice to be given by either party to the other shall be in writing and either personally delivered or sent by certified mail, return receipt requested, to the addresses of the Owner and FirstLink provided below. Notices shall be deemed given when received or refused. Each party may change its address for notice to it by notice in accordance with the foregoing provisions.


Owner:

     The Prudential Insurance Company of America
     Prudential Real Estate Investors
     Attn.: Vice President, Acquisitions
     2029 Century Park East, Suite 3600
     Los Angeles, California 90067



and: The Prudential Insurance Company of America
     Prudential Real Estate Investors
     Attn.: Wes Ahrens
     4309 Hacienda Drive, Suite 500
     Pleasanton, California 94588-2740

and: The Prudential Insurance Company of America
     The Prudential Realty Group
     Attn.: Norman Chemin, Esq.
     2029 Century Park East, 37th Floor
     Los Angeles, California 90067

and: Trammell Crow Residential
     Attn.: Clyde P. Holland, Jr.
     5808 Lake Washington Boulevard, NE, Suite 101
     Kirkland, Washington 98033-7350
     Facsimile: 206-828-0904
     Telephone: 206-828-3003

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 15

FirstLink:

     FirstLink Communications, L.L.C.
     Attn.: A. Roger Pease, CEO
     921 SW Washington, Suite 250
     Portland, Oregon 97205
     Facsimile:  503-227-1951
     Telephone:  503-306-4444

     (e) VALIDITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such provisions shall not affect in any respect the validity or enforceability of the remainder of this Agreement unless the invalidity materially affects the ability of either party to perform as contemplated hereunder.

     (f) ATTORNEYS' FEES AND COSTS. If arbitration or other proceedings are brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such arbitration or proceeding from the other party, in addition to any other relief to which such party may be entitled.

     (g) AUTHORITY. Each party represents that any individual signing this Agreement on behalf of a corporation or partnership has the necessary authority to execute this Agreement on behalf of such entity and that, in the case of a corporation, all necessary corporate action has been taken approving the execution of this Agreement.

     (h) FURTHER ASSURANCES. Upon the reasonable request of either party, the other party shall promptly and, at its own expense, execute and deliver any additional documents or take such actions, as may be reasonably necessary (subject to any other agreement binding on either party) for the purpose of evidencing or perfecting any rights or interest of either party arising under this Agreement or arising under documents executed in accordance with this Agreement.

     22. TCI AGREEMENT. At FirstLink's request, simultaneous with this Agreement, Owner is entering into a separate agreement with TCI Cablevision of Oregon, Inc. ("TCI") providing for cable television service to the Property. FirstLink and Owner agree that, so long as this Agreement is in effect, FirstLink will deal with TCI and will be responsible for the performance of all obligations of Owner under such agreement with TCI. Upon termination of this Agreement, Owner will be entitled to deal with TCI, and TCI will be entitled to use all components of the System that are beneficial for providing cable television service to the Property. In the event of any dispute with TCI (including as a result of FirstLink's failure to perform), Owner will be entitled to terminate FirstLink's right to provide cable television service for the Property and thereafter may deal directly with TCI or, to the extent allowed by the TCI agreement, another service

TELECOMMUNICATIONS SERVICES AGREEMENT--Page 16 provider. The relationship with TCI will not effect Owner's right to revenue sharing as provided in this Agreement.

     23. NO PUBLIC ANNOUNCEMENT: CONFIDENTIALITY FirstLink will not make any public announcement or publicity release regarding this Agreement or the service to be provided to the Property without Owner's prior written approval. FirstLink agrees not to identify Owner or its partners or affiliates (including The Prudential Insurance Company of America) or the Property in any advertising, or use any photograph or likeness of the Property in any advertising, unless in any such case Owner and each other person named in the advertising has approved the advertising. FirstLink and Owner each agrees to keep confidential the terms of this Agreement and all other related agreements and documents, as well as all information provided by the other party in connection with this Agreement, and FirstLink and Owner each agrees that it will not disclose any such information to any person except for disclosure (i) to its counsel, accountants, employees, and other persons advising it in connection with matters relating to this Agreement who have a need to know the information given to them and who are advised to keep such information confidential, (ii) to potential purchasers of the Property who are advised to keep such information confidential, and (iii) as required by law or court order.

     24. SEPARATE OWNERSHIP. It is contemplated that Riverplace II Joint Venture (the "JV") will acquire the New RiverPlace Development from TCR #520 Riverplace Limited Partnership ("TCR"). Until such acquisition occurs, and if such acquisition is never completed, this Agreement will be construed as separate agreements between FirstLink and TCR with respect to the New RiverPlace Development and FirstLink and the JV with respect to the Existing RiverPlace Development, in each case disregarding provisions that are not applicable to the portion of the Development in question. Transfer of the New RiverPlace Development from TCR to the JV may be completed without further consent or approval from FirstLink, and after such transfer is completed, this Agreement will be construed as an agreement solely between FirstLink and the JV with respect to the entire Development. If, prior to acquisition of the New RiverPlace Development by the JV, either TCR or the JV defaults under this Agreement, such default shall not affect the other of them, nor shall FirstLink be entitled to terminate this Agreement with respect to either TCR or the JV on account of a default by the other of them. The JV agrees that it will continue to allow FirstLink to use the System Site and related wiring and cabling running through the Existing RiverPlace Development to service the New RiverPlace Development even if this Agreement is terminated as between FirstLink and the JV.

     This Agreement has been signed and delivered as of the above date.


          FirstLink:

          FIRSTLINK COMMUNICATIONS, L.L.C. an Oregon limited liability company

               By:  /s/ A. Robert Pease
                   -----------------------------
                   A. Roger Pease
                   Chief Executive Officer

          Owner:

          TCR #520 RIVERPLACE LIMITED PARTNERSHIP, a Texas limited partnership

          By: TCR Northwest 1993, Inc., a Texas corporation, its sole general partner

               By:  /s/ [ILLLEGIBLE]
                   -----------------------------
                   Clyde P. Holland, Jr.
                   President

          RIVERPLACE II JOINT VENTURE, an Oregon general partnership

          By:  The Prudential Insurance Company of America, a
               New Jersey corporation, a general partner

               By: /S/ Michael J. Tyre
                   -----------------------------
                   Michael J. Tyre
                   Vice President

          By:  TCR #520 Riverplace Limited Partnership, a  Texas
               limited partnership, a general partner

               By:  TCR Northwest 1993, Inc., a Texas
                    corporation, its sole general partner


                    By:  /s/ [ILLEGIBLE]
                        ------------------------
                         Clyde P. Holland, Jr.
                         President

                           FIRSTLINK COMMUNICATIONS, INC.

                       TELECOMMUNICATIONS SERVICES AGREEMENT

                                     EXHIBIT A

Revenue sharing to Owner based on * year agreement

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *



Revenue sharing percentages to Owner will increase based on adding additional marketable dwellings to those currently under contract at the property. Additional dwellings include those in the Portland/Vancouver area.



Upon the addition of * units in projects in which Trammell Crow Residential has an interest, other than those at the RiverPlace Development, revenue sharing percentage will increase to:

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *






Upon the addition of * units in projects in which Trammell Crow Residential has an interest, other than those at the RiverPlace Development, revenue sharing percentages will increase to:

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *




Upon the addition of * units in projects in which Trammell Crow Residential has an interest, other than those at the RiverPlace Development, revenue sharing percentages will increase to:


                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *

                           FIRSTLINK COMMUNICATIONS, LLC.

                       TELECOMMUNICATIONS SERVICES AGREEMENT

                                    EXHIBIT B

Revenue sharing to Owner based on * year contract extension option:

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *




Revenue sharing percentages to Owner will increase based on -adding additional marketable dwellings to those currently under contract at the property. Additional dwellings include those in the Portland/Vancouver area.

Upon the addition of * units in projects in which Trammell Crow Residential has an interest, other than those at the RiverPlace Development, revenue sharing percentage will increase to:

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *



Upon the addition of * units in projects in which Trammell Crow Residential has an interest, other than those at the RiverPlace Development, revenue sharing percentages will increase to:

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *



Upon the addition of * units in projects in which Trammell Crow Residential has an interest, other than those at the RiverPlace Development, revenue sharing percentages will increase to:

                   PERCENT      COMMISSION
                 PENETRATION    PERCENTAGE
                -------------  ------------

                      *             *




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